Exhibit 99.1

NEWS RELEASE

bluebird bio Appoints Mark Vachon to its Board of Directors

CAMBRIDGE, Mass., July 16, 2014 — bluebird bio, a clinical-stage biotechnology company focused on transforming the lives of patients with severe genetic and orphan diseases using gene therapy, today announced that Mark Vachon has joined the company’s board of directors.

“We are delighted to welcome Mr. Vachon to our board,” said Nick Leschly, chief bluebird. “Mark’s extensive global experience across healthcare in both general management and financial leadership positions will be invaluable to bluebird as we look to grow our business and potentially introduce innovative gene therapies to treat blood disorders, adrenoleukodystrophy and cancers.”

Over his career, Mr. Vachon has assumed a variety of leadership positions across the General Electric (NYSE: GE) organization over 30 years and was a Company Officer since 1999 and a member of the Corporate Executive Council. Mr. Vachon was President and CEO of GE Healthcare Americas from 2009 to 2010 and prior to that he was President and CEO of Global Diagnostic Imaging, GE Healthcare between 2006 and 2009. Between 2003 and 2006, Mr. Vachon was Executive Vice President and CFO at GE Healthcare.

“I am pleased and excited to be joining bluebird bio’s Board,” said Mark Vachon. “In my career to date, I have seen the dramatic changes in healthcare and the introduction of new and innovative approaches that have transformed the lives of patients. I hope to help bluebird as it grows and as it starts to consider the global deployment of its gene therapy product platform.”

About bluebird bio, Inc.

bluebird bio is a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic and orphan diseases. bluebird bio has two clinical-stage programs in development. The most advanced product candidate, Lenti-D, is in a recently-initiated phase 2/3 study, the Starbeam Study, for the treatment of childhood cerebral adrenoleukodystrophy (CCALD), a rare, hereditary neurological disorder affecting young boys. The next most advanced product candidate, LentiGlobin, is currently in two phase 1/2 studies, one in the US (the Northstar Study) and one in France (HGB-205), for the treatment of beta-thalassemia major. The phase 1/2 HGB-205 study also allows enrollment of patient(s) with sickle cell disease, and bluebird bio is planning a separate U.S. sickle cell disease trial (HGB-206).

bluebird bio also has an early-stage chimeric antigen receptor-modified T cell (CAR-T) program for oncology in collaboration with Celgene Corporation.

bluebird bio has operations in Cambridge, Massachusetts, Seattle, Washington and Paris, France. For more information, please visit www.bluebirdbio.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the advancement of, and anticipated milestones related to the Company’s product candidates, clinical studies and gene therapy product platform. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in the Company’s clinical studies, the risk that the results of previously conducted studies involving similar product candidates will not be repeated or observed in ongoing or future studies involving current product candidates, the risk that our collaboration with Celgene will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Availability of other information about bluebird bio

Investors and others should note that we communicate with our investors and the public using our company website (www.bluebirdbio.com), our investor relations website (http://www.bluebirdbio.com/investor-splash.html), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. You can also connect with us on Twitter @bluebirdbio, LinkedIn or our YouTube channel. The information that we post on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in bluebird bio to review the information that we post on these channels, including our investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include other social media channels than the ones described above. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Investor Relations:

Richard E. T. Smith, Ph.D.

bluebird bio, Inc

(339) 499-9382

Media Contact:

Dan Budwick

Pure Communications, Inc.

(973) 271-6085